EX 99.28(g)(2)(iii)

AMENDMENT TO MASTER CUSTODIAN AGREEMENT

This Amendment, effective as of April 27, 2015, to the Master Custodian Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”) dated as of December 30, 2010, is by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”), and each investment company identified on Appendix A attached thereto (each such investment company and each management investment company made subject to this Agreement shall be referred to as the “Fund” and collectively “Funds”).

WHEREAS, the Fund segregates and separately manages certain of the Fund’s portfolio of assets (each an “Account”);

WHEREAS, the Custodian and the Fund have entered into the Agreement by which the Custodian provides certain custodial services relating to securities and other assets of the Fund in the Account; and

WHEREAS, the Funds and the Custodian wish to amend language to the “Proper Instructions” paragraph in Section 9; and

WHEREAS, the parties desire to include additional Funds and Portfolios in accordance with Sections 20.5 and 20.6, respectively, of the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Amendment.

The Agreement is hereby amended removing and replacing Section 9. Proper Instructions and Special Instructions with the following new paragraph:

“Proper Instructions,” which may also be standing instructions, as such term is used throughout this Agreement shall mean instructions received by the Custodian from a Fund, a Fund’s duly authorized investment manager or investment adviser, or a person or entity duly authorized by either of them.  Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto, the terms of which are hereby agreed to.  Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to provide such instructions with respect to the transaction involved; the Fund shall cause all oral instructions to be confirmed in writing, but the Fund’s failure to do so shall not affect the Custodian’s authority to rely on the oral instructions.  For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.9 hereof.

2.	Amendment.

Appendix A is hereby amended and restated as set forth on Exhibit A hereto to include additional Funds and Portfolios.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4.
This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of this 27th day of April 2015, effective April 27, 2015.

Each of the entities set forth on Appendix A hereto:

By:	/s/ Kelly L. Crosser
Name:	Kelly L. Crosser
Title:	Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gunjan Kedia
Name:	Gunjan Kedia
Title:	Executive Vice President

Exhibit a

APPENDIX A
TO
MASTER CUSTODIAN AGREEMENT

(Last Updated as of April 27, 2015)

JNL Series Trust
•	JNL/PPM America Floating Rate Income Fund – effective 12/30/2010
•	JNL/Goldman Sachs U.S. Equity Flex Fund – effective 09/02/2014
•	JNL Multi-Manager Alternative Fund*
•	JNL/Westchester Capital Event Driven Fund*
•	JNL/Oppenheimer Emerging Markets Innovator Fund*
•	JNL/Harris Oakmark Global Equity Fund*
•	JNL/Goldman Sachs Core Plus Bond Fund
•	JNL/Goldman Sachs Emerging Markets Debt Fund
•	JNL/Goldman Sachs Mid Cap Value Fund
•	JNL/JPMorgan U.S. Government & Quality Bond Fund
•	JNL/Morgan Stanley Mid Cap Growth Fund
•	JNL/Neuberger Berman Strategic Income Fund
•	JNL/PPM America High Yield Bond Fund
•	JNL/PPM America Mid Cap Value Fund
•	JNL/PPM America Small Cap Value Fund
•	JNL/PPM America Value Equity Fund
•	JNL/T. Rowe Price Established Growth Fund
•	JNL/T. Rowe Price Mid-Cap Growth Fund
•	JNL/T. Rowe Price Value Fund
•	JNL/T. Rowe Price Short-Term Bond Fund
•	JNL/AllianceBernstein Dynamic Asset Allocation Fund
•	JNL/Boston Partners Global Long Short Equity Fund
•	JNL/DFA U.S. Core Equity Fund
•	JNL/Invesco Global Real Estate Fund
•	JNL/Invesco International Growth Fund
•	JNL/Invesco Small Cap Growth Fund
•	JNL/Invesco Mid Cap Value Fund
•	JNL/Invesco Large Cap Growth Fund
•	JNL/JPMorgan International Value Fund
•	JNL/JPMorgan Midcap Growth Fund
•	JNL/Lazard Emerging Markets Fund
•	JNL/Mellon Capital European 30 Fund
•	JNL/Mellon Capital Pacific Rim 30 Fund
•	JNL/Oppenheimer Global Growth Fund

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JNL Investors Series Trust
•	JNL/PPM America Total Return Fund
•	JNL/PPM America Low Duration Bond Fund

JNL Strategic Income Fund LLC
•	JNL/PPM America Strategic Income Fund

JNL Variable Fund LLC
•	JNL/Mellon Capital Global 15 Fund
•	JNL/Mellon Capital JNL 5 Fund
•	JNL/Mellon Capital 25 Fund
•	JNL/Mellon Capital Nasdaq® 25 Fund
•	JNL/Mellon Capital S&P® 24 Fund
•	JNL/Mellon Capital S&P® SMid 60 Fund

Jackson Variable Series Trust
•	JNL/Doubleline Total Return Fund
•	JNL/Neuberger Berman Currency Fund
•	JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
•	JNL/PPM America Long Short Credit Fund
•	JNL/T. Rowe Price Capital Appreciation Fund
•	JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
•	JNL/Nicholas Convertible Arbitrage Fund
•	JNL/Lazard International Strategic Equity Fund
•	JNL/DFA U.S. Micro Cap Fund

JNL/AllianceBernstein Dynamic Asset Allocation Fund Ltd.

JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd.

*Each of these Portfolios is expected to launch on or about April 27, 2015, and this Amendment shall be effective as to each such Portfolio upon its launch.  The additional JNL Series Trust portfolios without effective dates or asterisks, JNL Investors Series Trust, JNL Strategic Income Fund LLC, JNL Variable Fund LLC, and the Jackson Variable Series Trust and their respective Portfolios, JNL/AllianceBernstein Dynamic Asset Allocation Fund Ltd., and JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd. are expected to be effective on or about June 19, 2015.

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